Exhibit 99.2

1 Not for reproduction or further distribution. Natera, Inc. Third Quarter 2020 Earnings Presentation November 5, 2020

Safe harbor statement

This presentation contains forward-looking statements under the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including statements regarding the market opportunity, products and launch schedules, reimbursement coverage and product costs, commercial partners, user experience, clinical trials, financial performance, strategies, anticipated revenue and financial outlook and goals and general business conditions of Natera, Inc. ("Natera", the "Company", "we" or "us"), are forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including: we face numerous uncertainties and challenges in achieving our financial projections and goals; we may be unable to maintain our business and operations as planned due to disruptions and economic uncertainty caused by the COVID-19 pandemic; we may be unable to further increase the use and adoption of Panorama and Horizon, through our direct sales efforts or through our laboratory partners, or to develop and successfully commercialize new products, including Signatera and Prospera; we have incurred losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future; our quarterly results may fluctuate from period to period; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we may be unable to compete successfully with existing or future products or services offered by our competitors; we may not be successful in commercializing our cloud-based distribution model; our products may not perform as expected; the results of our clinical studies, including our SNP-based Microdeletion and Aneuploidy RegisTry, or SMART, Study, may not be compelling to professional societies or payors as supporting the use of our tests, particularly in the average-risk pregnancy population or for microdeletions screening, or may not be able to be replicated in later studies required for regulatory approvals or clearances; if our primary CLIA-certified laboratory facility becomes inoperable, we will be unable to perform our tests and our business will be harmed; we rely on a limited number of suppliers or, in some cases, single suppliers, for some of our laboratory instruments and materials and may not be able to find replacements or immediately transition to alternative suppliers; if we are unable to successfully scale our operations, our business could suffer; the marketing, sale, and use of Panorama and our other products could result in substantial damages arising from product liability or professional liability claims that exceed our resources; we may be unable to expand, obtain or maintain third-party payer coverage and reimbursement for Panorama, Horizon and our other tests, and we may be required to refund reimbursements already received; third-party payers may withdraw coverage or provide lower levels of reimbursement due to changing policies, billing complexities or other factors, such as the increased focus by third-party payers on requiring that prior authorization be obtained prior to conducting a test; if the FDA were to begin actively regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls; litigation or other proceedings, resulting from either third party claims of intellectual property infringement or third party infringement of our technology, is costly, time-consuming and could limit our ability to commercialize our products or services; any inability to effectively protect our proprietary technology could harm our competitive position or our brand; and with respect to our ability to service and comply with our outstanding debt obligations and our expectations regarding the conversion of our outstanding convertible notes." We discuss these and other risks and uncertainties in greater detail in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports on Forms 10-K and 10-Q and in other filings we make with the SEC from time to time. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us is available at http://www.sec.gov. Requests for copies of such documents should be directed to our Investor Relations department at Natera, Inc., 201 Industrial Road, Suite 410, San Carlos, California 94070. Our telephone number is (650) 249-9090.

natera™

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Not for reproduction or further distribution.

Recent highlights

- Processed a record 262,000 tests; up ~12% sequentially and 31% versus Q3 2019
- Total revenues of ~$98.1M; up 26% vs Q3 2019. Product revenues up 39.5% vs Q3 2019
- Strong momentum from ACOG and SMFM practice bulletin supporting NIPT in all pregnant women
- Unblinded positive SMART trial data, the largest ever prospective NIPT and microdeletions study
- Published Prospera™ clinical utility study, announced Cancer in Transplant Program
- Received positive final coverage decision from CMS for Signatera™ in colorectal cancer and commenced full commercial launch
- Received CMS draft local coverage determination for Signatera in immunotherapy (IO) monitoring
- Announced two separate prospective phase 2 trials using Signatera with Pfizer and Novartis
- Significantly raising 2020 annual guidance

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Not for reproduction or further distribution.

natera™

4 Not for reproduction or further distribution. Total processed units (in thousands) • Strong market share gains in reproductive health • Commercial launch on track in transplant and oncology 164 163 167 174 200 194 200 209 236 234 262 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Step function change in volumes

5 Not for reproduction or further distribution. • Volume outperformance combined with improving ASPs • New products beginning to gain momentum $55.9 $65.3 $77.9 $98.1 Q3 2017 Q3 2018 Q3 2019 Q3 2020 17% 19% Accelerating revenue growth 1. Excludes licensing and other revenues $66.9 $93.3 Q3 2019 Q3 2020 Total Revenues ($ in millions) Product Revenues 1 ($ in millions) 26% 39.5%

6 Not for reproduction or further distribution. Average selling prices and COGS momentum ASP: Total revenues/tests reported 1 Blended COGS trajectory 2 1. ASP is calculated as total revenues / tests reported in Natera’s laboratory. Total revenues excludes revenue recognition f rom Qiagen, FMI, and BGI partnerships, and certain non - recurring items 2. Blended COGS trajectory is computed by total COGS divided by tests accessioned $388 $270 $234 $207 $200 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 Q1 2015 Q3 2018 Q3 2019 Q3 2020 Target $384 $393 $395 $404 $416 $407 $422 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020

7 Not for reproduction or further distribution. ACOG/SMFM practice bulletin supports NIPT • Level A recommendation: “ cfDNA is the most sensitive and specific screening test for the common fetal aneuploidies” • SNP - based method highlighted as having advantages for detection of triploidy and twin screening

8 Not for reproduction or further distribution. Step change in average risk NIPT coverage ~134M ~201M 2016-19 2020 (YTD) 50% Medicaid states covered 8 14 2016-19 2020 (YTD) 75 % Total lives covered 1 (in millions) 1. Source : Policy Reporter/Natera estimates

9 Not for reproduction or further distribution. Expanding data set in Organ Health • 3 studies using Signatera and Prospera tests • Improve understanding of cancer recurrence and organ rejection risk for transplant patients with cancer Cancer in Transplant • 154 physicians used Prospera to evaluate rejection in post - transplant patients • 300% increase in probability of confirming rejection via biopsy • Published in International Urology and Nephrology Clinical Utility Study 1 1. Peabody J, et al. Randomized clinical trial of a novel donor - derived cfDNA test to detect rejection in CPV - simulated renal transplant patients. Int Urol Nephrol. 2020;52(8):1593 - 1601.

10 Not for reproduction or further distribution. Signatera CRC reimbursement pathway 2019 2020 x Successful pre - submission meeting x Obtained Z - code x Completed clinical validation x CLIA soft launch x Formal LCD submission x Draft LCD release x Launch registry trial x Final LCD published • Final pricing

11 Not for reproduction or further distribution. New application for Signatera: IO response monitoring ● 200,000 patients treated with immunotherapy (IO) annually, most do not respond 1 ● Pseudo - progression causes uncertainty and delays in assessing efficacy ● Continued response monitoring for secondary resistance and exceptional response 1. IQVIA™ Institute for Human Data Science Releases Global Oncology Trends 2019 Study: Record Number of Cancer Drugs Launched in 2018 across 17 Indications. IQVIA. DECISION POINT 2 CT #1 CT #2 CT #3 Signatera TM Regimen B Regimen A Modify or discontinue treatments? True progression? TIME DECISION POINT 3 Discontinue IO in exceptional responders? DECISION POINT 1 BASELINE Si gnatera

12 Not for reproduction or further distribution. Signatera IO: Broad draft local coverage decision • Received in response to IO monitoring dossier • Draft LCD creates accelerated pathway to reimbursement in a broad range of solid cancers

13 Not for reproduction or further distribution. Signatera IO: Medicare reimbursement ahead of schedule 2020 2021 x Successful pre - submission meeting x Obtained Z - code x Completed clinical validation x Formal LCD submission x Draft LCD release • CLIA soft launch • Final LCD published • Final pricing

14 Not for reproduction or further distribution. Continued momentum in Signatera Pharma Channel • DARE study: multi - center, randomized phase 2 trial of Palbociclib • Signatera to be used for patient enrollment eligibility and continued therapy effectiveness monitoring • Multiple Signatera trials in breast cancer underway

15 Not for reproduction or further distribution. F inancial overview ($ in millions, except for per share data) Balance Sheet Q3’20 Q2’20 Change QoQ Cash & Investments 2 $809.7 $571.2 $238.5 UBS Line of Credit $50.1 $50.1 $ — Convertible Senior Notes 3 $200.0 $197.5 $2.5 P&L Q3’20 Q3’19 Change Product Revenues $93.3 $66.9 $26.4 Licensing and Other Revenues $4.9 $11.0 ($6.1) Total Revenues $98.1 $77.9 $20.2 Gross Margin% 1 47% 44% 352 bps R&D $26.4 $12.8 $13.6 SG&A $75.7 $56.7 $19.0 Net Loss Per Share (Basic and Diluted) ($0.72) ($0.33) ($0.39) 1. Gross margin is calculated as gross profit divided by GAAP total revenues. Gross profit is calculated as GAAP total revenues les s GAAP cost of revenues. 2. Cash and investments also include cash equivalents and restricted cash. 3. This balance reflects net carrying value for the Convertible Senior Notes under ASC 470 - 20 while the gross principal amounts out standing is $287.5 million as of September 30, 2020

16 Not for reproduction or further distribution. $ (millions) Original Q2 Raise Current Revenue $335 – $350 $345 – $365 $380 – $390 Gross margin % revenue 43% – 49% 45% - 49% 46% - 49% SG&A $240 – $260 $260 - $280 $270 - $280 R&D $80 – $90 $85 - $95 $90 - $95 Cash burn $125 – $150 $125 – $155 $140 – $150 Re - raising 2020 annual guidance